Exhibit 5.0
                                                                  (804) 343-4089
                                                                        2994.023






                                September 9, 1998



F&M National Corporation
P. O. Box 2800
Winchester, Virginia 22604

Gentlemen:

      We have acted as counsel to F&M National Corporation, a Virginia corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the "Registration Statement"), covering 500,000 shares of common stock, $2.00 par value (the "Common Stock"), which have been reserved for issuance under the Company's 1992 Incentive and Non-Qualified Stock Option Plan, as amended and restated February 2, 1998 (the "Plan").

      We have examined the Registration Statement and such corporate records, certificates and other documents as we deemed necessary for the purpose of this opinion, including the Company's Amended and Restated Articles of Incorporation and Bylaws and all amendments thereto. For purposes of this opinion we have assumed (i) the genuineness of the signatures of and, except with respect to the Company, the authority and legal capacity of individuals signing all documents on behalf of the parties thereto; (ii) the authenticity and accuracy of all documents submitted to us as originals; and (iii) the conformity to original documents of all documents submitted to us as copies or facsimiles.

      Based upon and subject to the foregoing, it is our opinion that the 500,000 shares of Common Stock which are authorized for issuance under the Plan, when issued or sold in accordance with the terms and provisions of the Plan, will be duly authorized, legally issued, fully paid and non-assessable.

      The foregoing assumes that all steps necessary to comply with the registration requirements of the Securities Act of 1933, as amended, and with applicable requirements of state laws regulating the offer and sale of securities will be duly taken. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.


                              LeClair Ryan, A Professional Corporation



                              By:  /s/ George P. Whitley
                                  -----------------------
                                   George P. Whitley